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                                     [LETTERHEAD]



                                  September 19, 1997



Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, California  93101

Ladies and Gentlemen:

     We have acted as special counsel to Big Dog Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-33027) of the Company on Form S-1 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Company and the Selling Stockholders identified as such in the Registration Statement of an aggregate of 4,025,000 shares (including 525,000 shares subject to an over-allotment option) of Common Stock, par value $.01 per share of the Company ("Common Stock").

     As such counsel, we have participated in the preparation of the Registration Statement, including the Prospectus contained therein (the "Prospectus"), and have reviewed certain corporate proceedings. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents, and such certificates or comparable documents of public officials and of officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon statements and certificates of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be registered for sale by the Company and the Selling Stockholders under the Registration Statement have been duly authorized, and the shares to be sold by the Selling Stockholders are, and the shares to be sold by the Company, when issued and paid for as contemplated by the Prospectus, will be, validly issued, fully paid and nonassessable.




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Big Dog Holdings, Inc.
September 19, 1997
Page 2

     The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and consent to the use of our name under the heading "Legal Matters" in the Prospectus.

                                   Very truly yours,


                                   /s/ KIMBALL & WEINER LLP